Rule 424(b)(2)
			Registration Nos. 333-38227
	NASD File No. 961029005
	Cusip #: 52517PLS8

PRICING SUPPLEMENT NO. 272
Trade Date: November 14, 1997 to Prospectus
Supplement dated August 11, 1997
and Prospectus dated August 11, 1997

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  99.75%

Agent's Commission: .25%

Settlement Date: 11/19/97

Interest Rate Per Annum:  6.25%

Interest Payment Dates:	February 15th and August 15th, commencing
2/16/98

Maturity Date:  11/19/99

These Notes, issued under Pricing Supplement No. 272, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of this offering is $10,000,000 and relates only to Pricing Supplement No. 272. Medium-Term Notes, Series E may be issued by the Company in an aggregate principal amount of up to $11,303,325,000 and, to date, including this offering, an aggregate of $9,788,325,000 Medium-Term Notes, Series E has been issued and $5,837,390,000 are outstanding.


















			Lehman Brothers Holdings



			By:
			Name: Nigel Walker
			Title: Assistant Treasurer
			Phone: 212-526-1073